SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 6, 2009

STRATUS MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-24477	86-0776876
(Commission File Number)	(I.R.S. Employer Identification No.)

3 East De La Guerra Street, 2nd Floor, Santa Barbara, CA	93101
(Address of Principal Executive Offices)	(Zip Code)

(805) 845-7732
(Registrant’s Telephone Number, Including Area Code)

Item 4.02        Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

          On November 6, 2009, the Company’s acting Chief Financial Officer concluded that the Company’s financial statements for the period ended June 30, 2009 included in the Company’s Form 10-Q that was filed on August 14, 2009 (the “Report”) cannot be relied on because the financial statements did not include $78,775 of additional, non-cash, Black Scholes warrant expense in the three and six months ended June 30, 2009 largely related to the issuance of warrants to purchase 900,000 shares of the Company’s common stock on April 30, 2009 to two new members of the Company’s Board of Directors.  The Company discussed the matter which is the subject of this filing with its independent accountant.

          On November 19, 2009, the Company filed an amendment to the Report which addresses this non-reliance and corrected the financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATUS MEDIA GROUP, INC.

Date:	November 25, 2009	By:	/s/ John Moynahan
Acting Chief Financial Officer